UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2020

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	35-1811116 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
 Registrant’s telephone number, including area code (317) 328-5660
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.
On January 21, 2020, Calumet Specialty Products Partners, L.P. (the “Partnership”) committed to a cost reduction plan to reduce overall operating expenses, including the reduction of outside services, facility fixed costs and corporate staffing costs (the “Cost Reduction Plan”). These cost reductions are designed to right-size general and administrative spending and are consistent with Phase II of the Partnership’s previously announced self-help program.
The Partnership expects to incur approximately $10 million in one-time costs over the course of 2020 to implement the Cost Reduction Plan, a significant portion of which are expected to result in cash expenditures. The Partnership expects the Cost Reduction Plan to reduce annualized operating expenses by approximately $20 million by the end of 2020. The Partnership’s estimates are based on a number of assumptions. Actual results may differ materially, and additional charges not currently expected may be incurred in connection with, or as a result of, the Cost Reduction Plan.
Forward-Looking Statements
Certain statements and information in this Current Report on Form 8-K may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this Current Report on Form 8-K that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding the Partnership’s ability to achieve the anticipated operational, organizational and financial benefits of the Cost Reduction Plan and overall business transformation program; and the amount, nature and timing of the costs anticipated to be incurred by the Partnership in connection with its execution of the Cost Reduction Plan and overall business transformation program. These forward-looking statements are based on the Partnership’s current expectations and beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Partnership will be those that management anticipates. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause the Partnership’s actual results to differ materially from its historical experience and management’s present expectations or projections. The risks and uncertainties that may affect these forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” and elsewhere in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated by other documents the Partnership files from time to time with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Partnership does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Item 7.01    Regulation FD Disclosure.
On January 21, 2020, the Partnership issued a press release announcing Phase II of the Partnership’s self-help program, which includes the Cost Reduction Plan. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release, dated January 21, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

Date: January 27, 2020	By:	/s/ H. Keith Jennings
Name: H. Keith Jennings
Title: Executive Vice President and Chief Financial Officer